UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MANHATTAN BANCORP
(Name of Registrant as Specified In Its Charter)

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MANHATTAN BANCORP

2141 Rosecrans Avenue, Suite 1160

El Segundo, CA 90245

April 16, 2010

Dear Shareholders:

We cordially invite you to attend the 2010 Annual Meeting of Shareholders.  The meeting will be held on Thursday, May 27, 2010 at 6:00 p.m. at the Shade Hotel, 1221 North Valley Drive, Manhattan Beach, California 90266.

We have enclosed the Notice of the 2010 Annual Meeting of Shareholders, the Proxy Statement, a proxy card and a postage prepaid return envelope, along with Manhattan Bancorp’s 2010 Annual Report.

At the meeting, you will be asked to elect ten directors, approve an amendment to our  Articles of Incorporation to increase our authorized common stock, approve the 2010 Manhattan Bancorp Equity Incentive Plan and to ratify our selection of Vavrinek, Trine, Day & Co., LLP as our independent auditors for the fiscal year ending December 31, 2010.  We will also report on our performance in 2009 and answer your questions regarding Manhattan Bancorp.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Kyle A. Ransford	/s/ Deepak Kumar
Kyle A. Ransford	Deepak Kumar
Chairman of the Board	President/Chief Executive Officer
3116.013/335212.2

MANHATTAN BANCORP

2141 Rosecrans Avenue, Suite 1160

El Segundo, CA 90425

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 27, 2010

TO THE SHAREHOLDERS OF MANHATTAN BANCORP:

NOTICE IS HEREBY GIVEN that pursuant to its By-laws and the call of its Board of Directors, the Annual Meeting of Shareholders (the “Meeting”) of Manhattan Bancorp will be held at the Shade Hotel, 1221 North Valley Drive, Manhattan Beach, California 90266 on Thursday, May 27, 2010, at 6:00 p.m., for the purpose of considering and voting upon the following matters.

1.                                      Election of Directors.  Electing the following ten (10) persons to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified:

Chris W. Caras, Jr.	Christopher J. Growney
Harry W. Chenoweth	Deepak Kumar
J. Grant Couch, Jr.	Larry S. Murphy
John D. Flemming	Kyle A. Ransford
Patrick E. Greene	Stephen P. Yost

2.                                      Approval of Amendment to Articles of Incorporation.  To approve an amendment to the Articles of Incorporation of the Company to increase the authorized shares of its common stock from ten million shares to thirty million shares.

3.                                      Approval of the 2010 Manhattan Bancorp Equity Incentive Plan.  To approve the 2010 Manhattan Bancorp Equity Incentive Plan, as described in the accompanying proxy statement.

4.                                      Ratification of Appointment of Independent Public Accountants.  The ratification of Vavrinek, Trine, Day & Co., LLP as independent public accountants for the Company for the 2010 fiscal year.

5.                                      Other Business.  To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

Only those shareholders of record at the close of business on March 31, 2010 will be entitled to notice of and to vote at the Meeting.

DATED: April 16, 2010	By Order of the Board of Directors

/s/ Dean Fletcher
Dean Fletcher Corporate Secretary

IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE.  WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.  IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY.  THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

MANHATTAN BANCORP
PROXY STATEMENT

2010 ANNUAL MEETING OF SHAREHOLDERS

INTRODUCTION

Date, Time and Place of Annual Meeting

This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the “Meeting”) of Manhattan Bancorp to be held at the Shade Hotel, 1221 North Valley Drive, Manhattan Beach, California 90266 on Thursday, May 27, 2010, at 6:00 p.m. and at any adjournment or adjournments thereof.  The Company’s telephone number is (310) 606-8000.

The solicitation of the proxy accompanying this proxy statement is made by the Board of Directors of Manhattan Bancorp, and the costs of such solicitation will be borne by Manhattan Bancorp.  The Company pays for the distribution and solicitation of proxies and reimburses brokers, nominees, fiduciaries and other custodians’ reasonable fees and expenses in forwarding proxy materials to shareholders.  The Company may solicit proxies through its Directors as well as officers and employees of Bank of Manhattan, N.A.  The Company does not pay those individuals additional compensation for soliciting proxies.

It is expected that this proxy statement and accompanying Notice will be mailed to shareholders on approximately April 16, 2010.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement and proxy card?

We sent you this Proxy Statement and the enclosed proxy card because you own shares of Manhattan Bancorp.  This Proxy Statement, which is furnished by the Board of Directors of Manhattan Bancorp (the “Company”), provides you with information that will help you cast your vote at the Annual Meeting.  However, you do not need to attend the Annual Meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card.

When you sign the proxy card, you appoint each of Stephen P. Yost, Chris W. Caras, and J. Grant Couch, Jr., who are current directors of the Company, as your representatives at the Annual Meeting (your proxies). They will vote your shares at the Annual Meeting as you have instructed them on your proxy card(s).  If an issue comes up for vote at the Annual Meeting that is not on the proxy card, they will vote your shares, under your proxy, in accordance with their best judgment.

We have enclosed the Company’s 2009 Annual Report to Shareholders, which incorporates the Company’s Form 10-K filed with the Securities and Exchange Commission.  The Annual Report is not considered part of the soliciting materials.

What am I voting on?

1.                                       Election of Directors.  Electing ten (10) persons to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified.

2.                                      Approval of Amendment to Articles of Incorporation.  To approve an amendment to the Articles of Incorporation of the Company to increase the authorized shares of its common stock from ten million shares to thirty million shares.

3.                                      Approval of the 2010 Manhattan Bancorp Equity Incentive Plan.  To approve the 2010 Manhattan Bancorp Equity Incentive Plan, as described more fully herein.

4.                                      Ratification of Appointment of Independent Public Accountants.  The ratification of Vavrinek, Trine, Day & Co., LLP as independent public accountants for the Company for the 2010 fiscal year.

5.                                      Other Business.  To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

Who is entitled to vote?

Only shareholders of record at the close of business on March 31, 2010 (the “Record Date”) may vote at the Meeting.  Each share you hold has voting rights, including shares:

•                  held directly in your name as shareholders of record (also referred to as “registered shareholder”); and

•                  held for you in an account with a broker or other nominee (shares held in “street name”).

How many votes do I have?

You have one vote for each share of the Company’s Common Stock.  In the election of directors, you may be permitted to “cumulate” your votes.

What is “cumulative voting”?

Cumulative voting is a manner of voting in the election of directors in which each shareholder is entitled to a total number of votes equal to the number of directors to be elected multiplied by the number of votes the shareholder would have on a single matter.  The number of votes a shareholder has on a single matter is the number of shares of Common Stock held by the shareholder.  For example, if you hold 1,000 shares of Common Stock, you are entitled to 10,000 total votes in the election of directors (ten — the number of directors — multiplied by one vote per share of Common Stock, or 10,000 votes).  A shareholder may use all of his or her votes for one nominee, or may distribute his or her shares among two or more nominees as the shareholder see fits.  No shareholder may cumulate votes unless at least one shareholder gives notice at the Annual Meeting of his or her intention to cumulate votes.

Your proxy holder may, in their discretion, cumulate votes for shares with respect to which they have proxies.

If I hold shares in the name of a broker or fiduciary, who votes my shares?

If you received this proxy statement from your broker or other fiduciary, your broker or fiduciary should have given you instructions for directing how that person or entity should vote your shares.  It will then be your broker or fiduciary’s responsibility to vote your shares for you in the manner you direct.  Please complete, execute and return the proxy card in the envelope provided by your broker.

Under the rules of various national and regional securities exchanges, brokers generally may vote on routine matters, such as the ratification of an independent public accounting firm, but may not vote on non-routine matters, such as an amendment to the articles of incorporation or the adoption of an equity incentive plan, unless they have received voting instructions from the person for whom they are holding shares.  If there is a non-routine matter presented to stockholders at a meeting and your broker or fiduciary does not receive instructions from you on how to vote on that matter, your broker or fiduciary will return the proxy card to us, indicating that he or she does not have the authority to vote on that matter.  This is generally referred to as a “broker non-vote”.  Broker non-votes will be treated as present for purposes of determining whether a quorum is present, but will not be voted on non-routine matters.

As of January 1, 2010, the election of directors is now considered a non-routine matter, and, therefore, may not be voted on by brokers.  We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the 2010 annual meeting.  You should do this by carefully following the instructions your broker gives you concerning its procedures.  This ensures that your shares will be voted at the meeting.

How are abstentions counted?

Abstentions will be included in the number of shares present at the annual meeting for purposes of determining whether a quorum is present.  Abstentions will have no effect on the election of directors or the ratification of the selection of independent auditors, and will have no effect on the outcome of the voting with respect to the approval of the amendment to articles of incorporation and the approval of the 2010 equity incentive plan provided a majority of shares vote in favor of these proposals.

How can I vote?

•                              You may vote by mail.

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.  If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the election of the nominees for directors identified in this Proxy Statement, FOR the approval of the Amendment to Articles of Incorporation, FOR the approval of the 2010 Manhattan Bancorp Equity Incentive Plan, and FOR the ratification of our selection of independent auditors.

•                              You may vote in person at the meeting.

You may attend the Annual Meeting and vote in person. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.  Otherwise, we cannot count your votes.

May I revoke my proxy?

If you have returned your signed proxy card, you may revoke it at any time before it is exercised.  You may revoke you proxy in any of one of three ways:

•                              You may send in another proxy with a later date;

•                              You may notify the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•                              You may vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy card?

If you have more than one account at the transfer agent and /or with stockholders, you will receive separate proxy cards for each account.  Please sign and return all proxy cards to ensure that all your shares are voted.

How many votes may be cast at the Annual Meeting?

Based upon the number of shares of Common Stock outstanding on the record date, up to 3,987,631 votes may be cast on any matter.

How many shares do you need to hold the Annual Meeting (what are the quorum requirements)?

Shares representing a majority of the Company’s outstanding votes on the record date on March 31, 2010 must be present at the meeting in order to hold the meeting and conduct business.  This is called a quorum.  Accordingly, a quorum will be 1,993,816 shares.

•                  Shares are counted as present at the meeting if the stockholder either:

•                  Is present at the meeting; or

•                  Has properly submitted a proxy card.

How many votes must the director nominees have to be elected?

Our directors are elected by plurality vote unless cumulative voting is declared at the meeting.  Plurality voting means the ten nominees receiving the highest number of votes will be elected as directors.  If you do not vote for a particular nominee, or you withhold authority to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

How many votes are required to approve the amendment to our Articles of Incorporation increasing the authorized shares of our common stock?

Approval of the amendment to our Articles of Incorporation to increase our authorized shares of common stock must receive the affirmative vote of a majority of the outstanding shares of our common stock as of the close of business on March 31, 2010.

How many votes are required to approve the 2010 Equity Incentive Plan?

Approval of the 2010 Equity Incentive Plan requires the affirmative vote of a majority of the outstanding shares of our common stock as of the close of business on March 31, 2010.

How many votes are required to ratify the selection of auditors?

The selection of Vavrinek, Trine, Day & Co., LLP will be ratified if a majority of the votes cast on the selection are in favor of ratification.

VOTING SECURITIES

The close of business on March 31, 2010 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at this year’s annual meeting.  As of the Record Date there were outstanding 3,987,631 shares of Manhattan Bancorp’s common stock, without par value, which is the only class of equity securities of Manhattan Bancorp currently outstanding.  Any holder of shares represented by a proxy that has been returned properly signed by the shareholder of record will be considered present for the purposes of determining whether a quorum exists even if such proxy contains abstentions or broker non-votes.  A quorum sufficient for the conduct of business at the Meeting will consist of a majority of the outstanding shares of common stock of Manhattan Bancorp at the close of business on the Record Date.

Each share of common stock is entitled to one vote on any matter submitted to the vote of the shareholders, except that in connection with the election of directors, the shares are entitled to be voted cumulatively.  If, prior to the election of directors, any shareholder has given notice that he intends to cumulate his votes, then, for the election of directors only, each shareholder may cumulate votes for any nominee.  Cumulative voting entitles a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, or to distribute his or her votes on the same principle between two or more nominees as he or she deems appropriate.  If cumulative voting is declared at the Meeting, votes represented by proxies delivered pursuant to this proxy statement may be cumulated in the discretion of the proxy holders, in accordance with the recommendations of the Board of Directors.  The ten (10) candidates receiving the highest number of votes will be elected.  If for any reason any nominee is unable to serve, the Board of Directors may designate a substitute nominee, in which event the shares represented by the proxies will be voted for such substitute nominee, unless an instruction to the contrary is indicated on the proxy.

Approval of proposals 2 and 3 will require the affirmative vote of a majority of our outstanding shares.  Approval of proposal 4 will be decided by a majority of votes cast at the meeting.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Management knows of no person who owned beneficially more than 5% of the outstanding common stock of the Company as of March 31, 2010, except for Carpenter Fund Manager GP, LLC and Kyle A. Ransford, who is our Executive Director and Chairman of the Board.  Additionally, John D. Flemming, a director of the Company, serves as one of five managing members of Carpenter Fund Manager GP, LLC; however, Mr. Flemming disclaims beneficial ownership of the shares beneficially owned by this entity.  Information concerning the stock ownership of the Company’s executive officers, directors and nominees for director is set forth below under “PROPOSAL 1: ELECTION OF DIRECTORS.”  The following table furnishes information concerning Carpenter Fund Manager GP, LLC, which is the general partner of three investment funds which hold an aggregate of 1,500,000 shares of the Company’s common stock (the “Carpenter Funds”).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Carpenter Fund Manager GP, LLC 5 Park Plaza, Suite 950 Irvine, California 92614	1,500,000	(1)	37.6%

Pursuant to the terms of a stock purchase agreement with Carpenter Fund Manager GP, LLC pursuant to which agreement the Carpenter Funds acquired 1,500,000 shares of the common stock of the Company, the Company has agreed to nominate one person designated by Carpenter Fund Manager GP, LLC to its Board of Directors and to continue to nominate one such person for so long as the Carpenter Funds continue to own at least 10% of the issued and outstanding shares of the Company.  John D. Flemming, a nominee to the Company’s Board of Directors, is the nominee of Carpenter Fund Manager GP, LLC pursuant to this agreement.

(1)

These shares are held of record by three investment funds of which Carpenter Fund Manager GP, LLC is the general partner with shared investment and voting power. These shares are owned of record as follows: Carpenter Community BancFund, LP (55,251 shares); Carpenter Community BancFund-A, LP (1,389,859 shares); and Carpenter Community BancFund-CA, LP (54,890 shares).

PROPOSAL 1:  ELECTION OF DIRECTORS

The By-laws of Manhattan Bancorp provide for a range of between seven (7) and thirteen (13) directors, with the exact number of directors to be fixed from time to time, within the foregoing range, by a resolution duly adopted by a majority of Manhattan Bancorp’s full board of directors or by a resolution adopted by a majority of the shareholders at any meeting thereof or by written consent.  The exact number of directors is presently fixed at ten (10).

The Board of Directors has nominated the ten (10) current directors for re-election. Each nominee has indicated that he is willing to serve as a director. The shareholders are being asked to elect ten (10) directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.  If any nominee is unable to serve or for good cause will not serve, Mr. Yost, Mr. Caras or Mr. Couch (the Proxy Holders) may vote for another nominee proposed by the Board of Directors or the Board of Directors may reduce the number of directors to be elected.  If any resigns, dies or is otherwise unable to serve out his term, the Board of Directors may fill the vacancy.   All current directors of the Company also currently serve as Directors of Bank of Manhattan.  It is presently intended that all directors elected at the Annual Meeting will serve as directors of Bank of Manhattan and Mr. Couch, Mr. Growney, Mr. Ransford, and Mr. Yost will service as directors of MBFS Holdings, Inc.

In the election of directors the Proxy Holders intend, unless directed otherwise, to vote for the election of the nominees named below.  In the event that cumulative voting is employed in the election of directors, the Proxy Holders intend, unless directed otherwise, to distribute the votes represented by each proxy among the nominees named below so as to elect all or as many of them as possible.  In the event any of the nominees should be unable to serve as a director, it is intended that the proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors.  Management has no reason to believe that any nominee will become unavailable.

The following table sets forth certain information with respect to (i) each of the persons to be nominated by the Board of Directors for election as directors, (ii) each of the Company’s directors and executive officers, and (iii) the directors and executive officers of the Company as a group:

				Common Stock Beneficially Owned on March 31, 2010
Name, Address and Offices Held with Company(2)	Principal Occupation for the Past Five Years	Age	Director Since	Number of Shares(3)	Vested Option Shares(4)	Percentage of Shares Outstanding(5)
Chris W. Caras, Jr. Director	Real Estate Brokerage/ Development; Senior Vice President-Grubb & Ellis since 2005; President-Caras Homes, Inc. since 2000; Property Manager-Car-Gin Property Management, Inc since 1996	36	2006	19,000(6)	14,000	0.8%

Henry W. Chenoweth Director	Retired Banker; President-Barrister Executive Suites, Inc. from 2002 to 2004; Executive Vice President-Imperial Bank of Los Angeles from 1996 to 2001	68	2006	15,000	14,333	0.7%

J. Grant Couch, Jr. Director	Retired Financial Executive; President & CEO of Sounds True from 2008 until Jan 2010; President & Chief Operating Officer-Countrywide Securities Corporation from 2007-2008; Chief Operating Officer of Countrywide Securities Corporation from 1999 to 2007	61	2009	31,130	0	0.8%

John D. Flemming Director	President-Carpenter & Company since 1991; Managing Member- Carpenter Community BancFund L.P.- 2007-current	51	2009(7)	1,500,000	0	37.6%

Patrick E. Greene Director	Retired Business Owner; President/Owner- Greene’s Ready Mixed Concrete From 1960 to 2006	64	2007	20,000	13,333	0.8%

(2)

All offices held apply both to Manhattan Bancorp and Bank of Manhattan, N.A., unless otherwise indicated. The business address of each of the directors and executive officers is 2141 Rosecrans Avenue, Suite 1160, El Segundo, California 90245.

(3)

Except as otherwise noted, may include shares held by such person’s spouse (except where legally separated) and minor children, and by any other relative of such person who has the same home; shares held in “street name” for the benefit of such person; shares held by a family trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); or shares held in an Individual Retirement Account or pension plan as to which such person (and/or such person’s spouse) is the sole beneficiary and has pass-through voting rights and investment power.

(4)

Consists of option shares which are vested or will vest within 60 days of March 31, 2010 pursuant to the Company’s 2007 Stock Option Plan. See “EXECUTIVE COMPENSATION — Outstanding Equity Awards at December 31, 2009.”

(5)

This percentage is based on the total number of shares of the Company’s common stock outstanding, plus the number of option shares for the applicable individual or groups which are vested or will vest within 60 days of March 31, 2010 pursuant to the Company’s 2007 Stock Option Plan. See “EXECUTIVE COMPENSATION — Outstanding Equity Awards at December 31, 2009.”

(6)	Includes 2,500 shares of stock held by SCS Equities, a LLP as to which Mr. Caras serves as a Managing Member and as to which shares Mr. Caras holds shared voting and investment power.

(7)

Mr. Flemming has been nominated to serve on the Board by Carpenter Fund Manager GP, LLC, a principal shareholder of the Company, pursuant to an agreement between the Company and Carpenter Fund Manager GP, LLC. See “SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT.”

				Common Stock Beneficially Owned on March 31, 2010
Name, Address and Offices Held with Company(2)	Principal Occupation for the Past Five Years	Age	Director Since	Number of Shares(3)	Vested Option Shares(4)	Percentage of Shares Outstanding(5)
Chris Growney Director	Investment Advisor; Principal-Clearwater Advisors, LLC since 2001	37	2006	25,500(8)	13,834	1.0%

Deepak Kumar President and Chief Executive Officer and Director	President & Chief Executive Officer — Company & Bank since March 1, 2010; Chief Operating Officer - Charles Schwab Bank 2008-2009; Managing Director & Business Head, Consumer Lending - Citibank 2006-2008; Chief Financial Officer- Citibank West FSB, 2006; Chief Financial Officer & Senior Vice President - Wells Fargo Bank 2001-2006	45	2010(9)	200	0	0.0%

Larry S. Murphy Director	Certified Public Accountant Vice President-Freeman & Mills, Inc. since 2000	66	2006	15,000	14,833	0.8%

Kyle A. Ransford Chairman and Executive Director	Executive Chairman- Manhattan Bancorp since October 2009; Real Estate Investment and Development General Partner-Cardinal Real Estate Investments since 2001; General Partner-Powerscourt Partners since 2000; General Partner- Halcyon Asset Management LLC 2007-2009	38	2006	226,800(10)	91,253	7.8%

Stephen P. Yost Director	Retired Banker Principal- Kestrel Advisors 2007-Current; Executive Vice President & Manager-Comerica Bank 2001-2006	64	2006	22,000	15,834	1.0%

Ann A. Smiley Executive Vice President	Executive Vice President and Chief Credit Officer of the Bank since June 2009; Executive Vice President/Credit Administration since March 2009. Commercial Banker- Comerica Bank January 2003-March 2009	52	n/a	0	10,000	0.3%

(8)	Includes 20,000 shares held by Caribou Holdings, LLC of which Mr. Growney serves as Principal, and over which shares Mr. Growney holds shared voting and investment power.

(9)	Appointed Director on March 25, 2010.

(10)	Includes 215,000 shares which have been pledged as security in a related loan transaction.

				Common Stock Beneficially Owned on March 31, 2010
Name, Address and Offices Held with Company(2)	Principal Occupation for the Past Five Years	Age	Director Since	Number of Shares(3)	Vested Option Shares(4)	Percentage of Shares Outstanding(5)
Dean Fletcher Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Financial Officer of the Company and the Bank since 2007; Executive Vice President and Chief Financial Officer of MBFS Holdings, Inc since 2009; Executive Vice President and Chief Financial Officer of Premier Service Bank, Riverside, California, 2001 to 2007	62	n/a	8,000	27,376	0.9%

Richard L. Sowers Executive Vice President	Executive Vice President and Chief Operating Officer of the Bank since January 2009; Executive Vice President /Operations, Bank of Manhattan since June 2008; In June 2009, he was appointed an Executive Vice President of the Company; Vice President, CAST Consulting 1998 to 2008	36	n/a	8,800	17,334	0.7%

Directors and Executive Officers as a Group (13 persons)				1,891,430	232,130	50.3%

Director Qualifications

We believe the members of our Board of Directors have the proper mix of relevant experience and expertise given the Company’s business, together with a level of demonstrated integrity, judgment, leadership and collegiality, to effectively advise and oversee management in executing our strategy.  There are no specific minimum qualifications for director nominees; however, in identifying or evaluating potential nominees it is the policy of our Board to seek individuals who have the knowledge, experience and personal and professional integrity, to be most effective, in conjunction with the other Board members, in collectively serving the long-term interests of our shareholders.  In addition to the principal occupations of our director nominees as noted in the table above, the Board has noted the following skills, attributes and qualifications it considered in nominating directors for the 2010-2011 year:

Director Qualifications

Chris W. Caras	•

Extensive knowledge in construction/development from ten years of residential speculation development. Ready access to market reports for commercial real estate throughout Southern California. Expertise in valuation of commercial properties from thirteen years of commercial real estate brokerage experience.

Harry W. Chenoweth	•	Thirty-five years of commercial banking experience in various executive positions; four years as an officer in the United States Navy.

J. Grant Couch, Jr.	•	Over thirty-five years of experience in financial services, the first ten of which were in commercial banking (Manufacturers Hanover Trust and J. Henry Schroeder Banking Corp.)

John D. Flemming	•

President of Carpenter & Company, a 34-year old boutique firm that specializes in consulting, investment banking, governmental services and private equity investing, for over eighteen years. Responsible for the development and implementation of firm strategies for operations and client assignments which call for strong analytical, structuring, communication and managerial skills, as well as a strong strategic understanding of the banking industry and contact with senior management of hundreds of banking companies and federal regulators.

Patrick E. Greene	•

Earned a Bachelor of Science degree in Business Administration from Loyola University of Los Angeles. Founding Director of Bay Cities National Bank of Redondo Beach, serving on the board for thirteen years. Previous board member for the Little Company of Mary Hospital Foundation from 1987-1992 and for the Southern California Rock Products Association from 1991-1997.

Christopher J. Growney	•

In the fixed income investment management business for his entire career, holding positions as portfolio manager, credit analyst and in trading. Founder and principal owner in an institutional fixed income investment advisor and an investment analytics and accounting company. CFA charter holder.

Deepak Kumar	•

Over twenty years experience in financial services and other industries in Fortune 50 and smaller companies. Experience in business and financial management, strategy formation, operations, product development and risk management. MBA with specialization in Finance; chartered accountant.

Larry S. Murphy	•	CPA for over forty years, auditing and consulting regarding many companies in different industries, including financial institutions, most of which are publicly held.

Kyle A. Ransford	•

General Partner of California Real Estate Investments, LLC; participates in the acquisition of properties and arranges equity and debt financing. Strong background in financial analysis through his association with Houlihan, Lokey, Howard & Zukin; executed mergers and acquisition transactions valued at over $1 billion. Bachelor of Science degree in Business Administration from Southern Methodist University; Masters in Business Administration degree with specialization in finance from the University of Southern California.

Stephen P. Yost	•

Thirty-five years of experience in banking, with twenty-six at First Interstate, all focused on risk management. Developed and taught risk management classes to fellow bankers. Previously, an adjunct professor at Golden Gate University in San Francisco, teaching banking courses in a graduate program.

Nominations by Shareholders

The procedures whereby nominations for election to the Board of Directors may be made by any shareholders are set forth in Section 3.3 of the By-Laws of Manhattan Bancorp, which provides:

“Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the Corporation entitled to vote for the election of directors.  Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the Corporation no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date of notice of such meeting is sent to shareholders pursuant to Section 3.5(a) of Article III of these By-Laws; provided, however, that if only 10 days’ notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President of the Corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (A) the name and address of each proposed nominee; (B) the principal occupation of each proposed nominee; (C) the number of shares of voting stock of the Corporation owned by each proposed nominee; (D) the name and residence address of the notifying shareholder; and (E) the number of shares of voting stock of the Corporation owned by the notifying shareholder.  Nominations not made in accordance herewith may be disregarded by the chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each such nominee.”

Board Committees, Director Independence and Other Corporate Governance Matters

The Company’s Board of Directors has determined that a majority of our current directors are “independent” as the term is defined in NASDAQ’s listing standards.  Specially, the Board has determined that all of the directors other than Kyle A Ransford, Executive Director of the Company and Chairman of the Board of the Company and its subsidiaries and Deepak Kumar, President and Chief Executive Officer of the Company and the Bank, are independent.  Further, the Company intends to maintain at least a majority of the Board as independent directors at all times.

Board Meetings

Directors met thirteen (13) times during 2009.  No director attended less than 75% of all meetings held in 2009 of the Board of Directors and committees on which he served with the exception of Mr. Couch, who attended 67% of such meetings.

Board Committees

From time to time the Board appoints and empowers committees to carry our specific functions on behalf of the Board.  Set forth below is a description of the current committees of the Board and their members.  The Board of Directors of the Company does not have a Nominating Committee.  The Audit, Compensation and Strategic Initiatives Committee described below were joint committees of the Company and the Bank for the entire year of 2009.   In addition to these three committees, the Bank has a Loan Committee and an Asset Liability Committee.  In May 2009 the Board of the Company activated the Asset Liability Committee and is now a joint Committee of the Bank and the Company.  With the acquisition of Banc of Manhattan Capital, LLC by MBFS Holdings, Inc., a wholly-owned subsidiary of the Company, certain of the Company Boards will take a more active role in Company-wide functions.

The Audit Committee:  The members of the Audit Committee for all of 2009 were Mr. Murphy (Chairman) and Mr. Growney. Mr. Yost served as member of the Committee until April 2009.  The Audit Committee held five (5) meetings during 2009.

The Audit Committee appoints and evaluates the Company’s independent auditors.  The Committee reviews with the independent auditors the proposed scope of, fees for, and results of, the annual audit.  It reviews the system of internal accounting controls and the scope and results of internal audits with the independent auditors and the Company’s management.  It pre-approves the audit and permissible non-audit services provided by the independent auditors.

The Board of Directors has determined that each member of the Audit Committee has sufficient accounting or related financial management expertise to serve on the Committee and that Mr. Murphy meets the qualifications of an “audit committee financial expert” as the term is defined in the rules and regulations of the Securities and Exchange Commission.  The members of the Audit Committee are all independent directors.  In determining the independence of the members of the Audit Committee, the Company used the definition of independence set forth in the listing standard of the National Association of Securities Dealers, Inc. and the rules of the Securities and Exchange Commission.

The Audit Committee operates under a Board-approved charter.

The Compensation Committee:  The members of the Compensation Committee in 2009 were Messrs. Chenoweth (Chairman), Caras and Greene, who served for the entire year and Mr. Flemming, who joined the Committee in April and served for the remainder of the year.  The members of the Compensation Committee are all independent directors.  In determining the independence of the Committee members, the Company used the definition set forth in the listing standards of the National Association of Securities Dealers, Inc.  The Compensation Committee held three (3) meetings during 2009.

The Compensation Committee monitors the performance of senior management in relation to applicable corporate goals and strategies, and makes recommendations to ensure that compensation and benefits are at levels that enable Manhattan Bancorp and Bank of Manhattan to attract and retain high quality employees.  The Compensation Committee considers and makes recommendations to the Board of Directors concerning compensation and/or benefit plans for the Company’s personnel.

The Compensation Committee, in consultation with other committee chairpersons, is responsible for evaluating annually the performance of the Chief Executive Officer of Manhattan Bancorp and Bank of Manhattan in light of the goals and objectives of the Company’s strategic plan and the Chief Executive Officer’s individual performance goals.  Based on this evaluation, the Compensation Committee recommends to the Board of Directors the Chief Executive Officers compensation levels.

The Compensation Committee also annually reviews and makes recommendations to the Board of Directors concerning the compensation arrangements for all executive officers, including: (i) annual base salary amounts; (ii) annual bonus arrangements, if any; (iii) any long-term incentive compensation; (iv) any employment agreements, severance arrangements and change in control and similar agreements/provisions; and (v) any perquisites, special or supplemental benefits.  The executive officers of Manhattan Bancorp and Bank of Manhattan do not have a role in recommending the amount or form of their own compensation.  The Chief Executive Officer, although not a member of the Compensation Committee, presents to the Compensation Committee recommendations for compensation of the other executive officers. The full Board of Directors, and not the Compensation Committee, determines director compensation.

The Compensation Committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the Chief Executive Officer, including the sole authority to approve the consultant’s fees and other retention terms.  The Compensation Committee also has authority to obtain advice and assistance from internal or outside legal, accounting or other advisors as it deems necessary, at the expense of Manhattan Bancorp or Bank of Manhattan, to carry out its duties.

No person who served on the Compensation Committee in 2009 was during the year or previously, an officer or employee of the Company or had a relationship with the Company requiring disclosure under Item 404 of Regulation S-K.  Further no interlocking relationship exists between any member of the Board of Directors and any member of any other company’s board of directors or compensation committee.

The Compensation Committee operates under a Board-approved charter.

The Strategic Initiatives Committee:  The Strategic Initiative Committee was formed by the Boards of the Company and the Bank in March 2009 for the purpose of considering additional opportunities and options available to the Company and its subsidiaries to expand their operations and profitability.  The members of the Committee for all of 2009 were Messrs. Flemming (Chairman), Yost, Ransford and Watson.  The Committee held twenty-two (22) meetings during 2009.

The Strategic Initiatives Committee operates under a Board-approved charter.

The Asset/Liability Committee:  The Asset/Liability Committee was activated by the Board of the Company in March 2009.  The Bank had an active Asset/Liability Committee since August 2007.  The members of the Committee for all joint meeting held during 2009 were Messrs. Growney (Chairman), Greene, Murphy, Ransford and Watson.  The Committee held three (3) meetings during 2009.

The Asset/Liability Committee provides guidance and assistance to Management in the interpretation and adherence to policy and monitors the effectiveness of the asset/liability management efforts.

The Asset/Liability Committee operates under a Board-approved charter.

Code of Conduct:  Manhattan Bancorp and Bank of Manhattan have adopted a Code of Conduct applicable to all of their directors, officers and employees, including their principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions.  The Code sets forth Manhattan Bancorp’s values and expectations regarding ethical and lawful conduct and is also intended to deter wrongdoing, to promote honest and ethical conduct, and compliance with applicable laws and regulations.

Shareholder Communications with Directors:  Shareholders and other interested parties may communicate directly with the Board or with any individual director of Manhattan Bancorp by writing to the Board or such individual director in care of the Corporate Secretary, Manhattan Bancorp, 2141 Rosecrans Avenue, Suite 1160, El Segundo, CA  90245.  The Corporate Secretary will forward all written communications, except those clearly of a marketing nature, to the Chairman of the Board in the case of communications addressed to the entire Board or to the individual directors to whom they are addressed.

Director Attendance at Annual Meetings:  To show their support for Manhattan Bancorp and to facilitate and encourage communications between Manhattan Bancorp’s shareholders and the directors, directors are encouraged to attend shareholder meetings.  All directors attended the 2009 Manhattan Bancorp’s shareholders meeting.

EXECUTIVE COMPENSATION

The following table sets forth certain summary compensation information for the fiscal year ended December 31, 2009, with respect to the President and Chief Executive Officer of Manhattan Bancorp, and its two most highly compensated executive officers other than the Chief Executive Officer whose total compensation for the fiscal year ended December 31, 2009 exceeded $100,000, or would have exceeded $100,000 had such individuals been employed for the full fiscal year (the “Named Executive Officers”)

Summary Executive Compensation Table

								Non-Qualified
							Non-Equity	Deferred
Name and Principal						Option	Incentive Plan	Compensation	All Other
Position	Year	Salary(11)		Bonus(12)		Awards(13)	Compensation	Earnings	Compensation(14)	Total

Kyle A. Ransford	2009	$56,250		$168,750		$0	—	—	$12,120	$237,120
Executive Director-Company

Jeffrey M. Watson	2009	$225,000		$0		$0	—	—	$26,899	$251,899
President/CEO-Company/Bank	2008	$215,000	(15)	$100,000		$165,000	—	—	$29,655	$509,655

Rick L. Sowers	2009	$183,915		$85,000	(16)	$0	—	—	$21,047	$289,962
EVP/COO-Bank EVP-Company	2008	$83,125		$30,000	(17)	$179,600	—	—	$8,580	$301,305

Components of All Other Compensation

The components of the “All Other Compensation” column in the Summary Compensation Table, including perquisites that in the aggregate exceeded $10,000 for an individual, are detailed in the following table:

			Club		Value of
		Cos t of Auto	Memberships	401(k) Employer	Life Insurance
Name	Year	Provided	and Dues	Contributions	Premiums	Total
Kyle A. Ransford	2009	$3,000	$0	$9,120	$0	$12,120
Jeffrey M. Watson	2009	$12,000	$5,404	$9,495	$0	$26,899
	2008	$12,000	$8,275	$9,200	$0	$29,475
Rick Sowers	2009	$12,000	$0	$9,047	$0	$21,047

(11)

Salary amount includes amounts deferred under Manhattan Bancorp’s 401(k) Plan. The 401(k) Plan permits participants to contribute a portion of their annual compensation on a pre-tax basis (subject to a statutory maximum), which contributions vest immediately when made. The Company’s policy, for employees with one month of service, is to match 100% up to the first 3% of the employee contribution and to match 50% up to the next 2% of any additional employee contribution not to exceed in total 5% of such employee’s annual compensation. The employer match is also immediately vested.

(12)

During 2009, all bonuses were based upon the recommendation of the Compensation Committee and were discretionary. During 2008, all bonuses, other than bonus to the Chief Executive Officer, were based on the recommendations of the Chief Executive Officer to the Compensation Committee and were discretionary. The bonus of the Chief Executive Officer is based on the recommendation of the Compensation Committee and was also discretionary.

(13)

For options granted in each year represents the aggregate grant date fair value as computed pursuant to FASB accounting standards for stock compensation. The grant date fair value of options was estimated at the date of grant using a Black-Scholes option pricing model.

(14)

Includes perquisites and other compensation. Additional information regarding other compensation, including perquisites that in the aggregate exceeded $10,000 for an individual, is provided in the “Components of All Other Compensation” table below.

(15)	Includes $15,000 of Personal Time Off paid in lieu of use.

(16)	$75,000 of the noted bonus was earned in 2009 but was paid in 2010.

(17)	$20,000 of the amount noted was earned in 2008, but was paid in 2009.

Employment Agreements

On March 1, 2009, the Company and the Bank entered into an employment agreement with Mr. Deepak Kumar pursuant to which Mr. Kumar has agreed to serve as President and Chief Executive Officer of both the Company and the Bank (the “Kumar Agreement”).

The Kumar Agreement commenced on March 1, 2010, has an indefinite term, and is terminable at will by Mr. Kumar or by Manhattan Bancorp or the Bank.  Pursuant to the Kumar Agreement, Mr. Kumar receives an initial annual base salary of $295,000, which will be increased to $325,000 on March 1, 2011.  In addition Mr. Kumar may receive an annual bonus payable in the sole discretion of the Board of Directors not to exceed a maximum of one times Mr. Kumar’s annual base salary.  The Kumar Agreement provides for the grant of options to purchase or receive as restricted shares a total of 120,000 shares of the Company’s common stock.  All options or shares of restricted stock will vest over a three year period in equal installments, with the first installment to vest on the one year anniversary form the date of grant.  The Kumar Agreement also provides Mr. Kumar with an automobile allowance, reimbursement for country club dues, vacation benefits and medical and other insurance benefits.  In the event of Mr. Kumar’s involuntary termination by the Company or the Bank without cause, or his resignation for “good reason,” as defined in the Kumar Agreement, Mr. Kumar will be entitled to the equivalent of twelve month’s base salary in effect as of the date of termination and the reimbursement of the cost of medical benefit related expenses for the same twelve month period. In the event Mr. Kumar’s employment is terminated following a “change in control”, as defined in the Kumar Agreement, he will be entitled to a lump sum payment equal to two times the highest annual cash compensation paid to Mr. Kumar by the Company within the three years preceding the change in control.

On December 2, 2009, the Company entered into an employment agreement with Mr. Kyle A. Ransford naming him an executive officer and appointing him as Executive Director of the Company (the “Ransford Agreement”).  The Ransford Agreement has an initial term of thirty-seven months and provides an annual base salary of not less than $225,000 with increases at the sole discretion of the Board of Directors.  In addition, bonuses may be paid at the discretion of the Board of Directors.   The Ransford Agreement also provides Mr. Ransford with an automobile allowance, vacation benefits and medical and other insurance benefits.

Pursuant to the Ransford Agreement, Mr. Ransford is to be granted options to purchase 57,450 shares of the common stock of the Company at such time as the shareholders of the Company authorize a new equity incentive plan.  The options to be granted will be for a term of ten (10) years and will vest over a three-year (3) period in equal installments, with the first installment to vest on the one year anniversary of the date of grant.  The Ransford Agreement also provides for a grant of 100,000 shares of restricted stock to Mr. Ransford when and if the Company should enter into the distressed asset management business.  The grant of restricted shares is also contingent on the Company’s shareholders authorizing a new equity incentive plan that allows for the grant of restricted stock awards.  If granted, the vesting of the restricted stock award will be subject to service and additional vesting conditions related to the performance of the distressed asset management business as set forth in the Ransford Agreement.  Entry into the distressed asset management business is subject to regulatory approval.

In the event the employment of Mr. Ransford is terminated without cause, Mr. Ransford will be entitled to receive a lump sum payment equal to twelve months’ base salary as in effect at the time of termination, and continuation of medical benefits for a period of twelve months.  Further, the Ransford Agreement provides that in the event Mr. Ransford’s employment is terminated following a “change in control”, he will be entitled to a lump sum payment equal to two (2) times the highest annual cash compensation paid to Mr. Ransford by the Company within the three years preceding the change in control and the continuation of medical benefits for a period of twenty-four months following such termination.

On March 26, 2009 the Bank and Rick Sowers entered into a First Amended and Restated Employment Agreement (the “Sowers Agreement”) pursuant to which Mr. Sowers agreed to continue to serve as the Executive Vice President and Chief Operating Officer of the Bank. The Sowers Agreement supersedes and replaces all previous employment agreements by and between the Bank and Mr. Sowers.  The Sowers Agreement is for a three year term commencing as of January 22, 2009, the commencement of Mr. Sowers’ original employment agreement with the Bank.  Pursuant to the Sowers Agreement, Mr. Sowers receives an annual base salary of not less than $185,000, with increases at the sole discretion of the Board of Directors. In addition, Mr. Sowers may receive bonuses in the sole discretion of the Board of Directors.  The Sowers Agreement also confirms the prior grant of options to Mr. Sowers to purchase an aggregate of 52,000 shares of the Company’s common stock.  The Sowers Agreement also provides Mr. Sowers with an automobile allowance, vacation benefits and medical and other insurance benefits.  In the event the employment of Mr. Sowers is terminated without cause, Mr. Sowers will be entitled to receive a lump sum payment equal to twelve months’ base salary as in effect at the time of termination, and continuation of medical benefits for a period of twelve months.  Further, the Sower’s Employment Agreement provides that in the event Mr. Sower’s employment is terminated following a “change in control”, he will be entitled to a lump sum payment equal to one (1) times the highest annual cash compensation paid to Mr. Sowers by the Bank within the three years preceding the change in control and the continuation of medical benefits for a period of twelve months following such termination.

Stock Options

All outstanding stock options have been granted under the Company’s 2007 stock option plan that has been approved by Manhattan Bancorp’s shareholders.  There were no options exercised by Named Executive Officers during 2009.  No options were granted to the Named Executive Officers during 2009.  Options to purchase an aggregate of 686,942 shares of the common stock of Manhattan Bancorp, with an average exercise price of $9.42 per share, were outstanding under Manhattan Bancorp’s 2007 Stock Option Plan as of December 31, 2009.  The fair market value of the common stock of Manhattan Bancorp was $7.00 based upon the last sale on December 31, 2009.

The following table sets forth the outstanding equity awards held by each of the Named Executive Officers at December 31, 2009.

Outstanding Equity Awards at December 31, 2009(18)

Name	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date

Kyle A. Ransford	71,666	35,834	—	$10.00	08/10/2017
	11,254	5,628	—	$10.00	09/27/2017
	5,000	2,500	—	$9.25	03/05/2018
	3,333	6,667	—	$8.50	12/18/2018
Jeffrey M. Watson(19)	71,666	35,834	—	$10.00	05/03/2010
	11,254	5,628	—	$10.00	05/03/2010
	16,666	33,334	—	$8.50	05/03/2010
Rick L. Sowers	15,001	29,999	—	$8.50	06/30/2018
	2,333	4,667	—	$8.00	11/20/2018

(18)	The options described in the table below were issued for a period of ten years and vest one-third on each of the next three years from the grant date.

(19)	Mr. Watson had the right to exercise vested options up to three (3) months following the conclusion of his employment.

Compensation of Directors

Non-employee members of Manhattan Bancorp’s Board of Directors received no cash compensation for their service as directors in 2009 but individual directors were paid for services provided as consultants.  Manhattan Bancorp does reimburse its directors for Company-related travel, seminars, meals and other expenses and may grant stock options to directors from time to time.  Compensation earned by employee-directors, if any, is included in the “Summary Executive Compensation Table” above.  There were no non-employee director stock options exercised during 2009.

The following table sets forth information with regard to compensation earned by non-employee directors in 2009:

2009 Non-Employee Director Compensation Table

	Fees Earned or		Option	All Other
Name	Paid In Cash	Stock Award	Awards(20)	Compensation		Total
Chris W. Caras, Jr.	$0	$0	$0	$0		$0
Harry W. Chenoweth	$0	$0	$0	$14,700	(21)	$14,700
J. Grant Couch, Jr.	$0	$0	$14,100	$28,500	(22)	$42,600
Patrick E. Greene	$0	$0	$0	$0		$0
Christopher J. Growney	$0	$0	$0	$0		$0
Larry S. Murphy	$0	$0	$0	$0		$0
Stephen P. Yost	$0	$0	$0	$4,800	(23)	$4,800

(20)

Represents the aggregate grant date fair value of the stock options granted in 2009 as computed pursuant to FASB accounting standards for stock compensation. The grant date fair value of options was estimated at the date of grant using a Black-Scholes option pricing model.

(21)	Represents payment for services provided as a consultant to the Bank outside of Mr. Chenoweth’s role as a director.

(22)	Represents payment for services provided as a consultant to the Company in connection with the acquisition and oversight of Banc of Manhattan Capital.

(23)	Represents payment for services provide as a consultant to the Bank outside of Mr. Yost’s role as a director.

The following table sets forth certain information with respect to options granted during 2009 to Non-Employee Directors:

Options Granted during 2009

		Number of Securities	Exercise or Base Price of
Name	Grant Date	Underlying Options (#)(24)	Option Awards ($/Shares)
J Grant Couch, Jr.	06/15/2009	10,000	$7.77

The following table sets forth the outstanding option awards held by each of our non-employee directors as of December 31, 2009.

Outstanding Awards at December 31, 2009

Name	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date

Chris W. Caras, Jr.	10,000	5,000	$10.00	08/10/2017
Chris W. Caras, Jr.	2,000	1,000	$9.25	12/13/2017
Chris W. Caras, Jr.	2,000	4,000	$8.00	11/20/2018

Harry W. Chenoweth.	10,000	5,000	$10.00	08/10/2017
Harry W. Chenoweth	2,166	1,084	$9.25	12/13/2017
Harry W. Chenoweth	2,166	4,334	$8.00	11/20/2018

J. Grant Couch, Jr.	10,000	0	$7.77	06/15/2019

Patrick E. Greene	10,000	5,000	$10.00	08/10/2017
Patrick E. Greene	1,666	834	$9.25	12/13/2017
Patrick E. Greene	1,666	3,334	$8.00	11/20/2018

Christopher J. Growney	5,000	10,000	$10.00	08/10/2017
Christopher J. Growney	917	1,833	$9.25	12/13/2017
Christopher J. Growney	2,000	4,000	$8.00	11/20/2018

Larry S. Murphy	10,000	5,000	$10.00	08/10/2017
Larry S. Murphy	2,000	1,000	$9.25	12/13/2017
Larry S. Murphy	2,833	8,500	$8.00	11/20/2018

Stephen P. Yost	10,000	5,000	$10.00	08/10/2017
Stephen P. Yost	3,333	1,667	$9.25	12/13/2017
Stephen P. Yost	2,500	5,000	$8.00	11/20/2018

Transactions with Related Persons

John D. Flemming, a director of the Company, is a Managing Member of Carpenter Fund Manager GP, LLC (the “General Partner”), which is the general partner of three investment funds (the “Funds”) that own an

(24)	The options were issued for a period of ten years and vest one-third on each of the next three anniversaries of the date of the option grants.

aggregate of 1,500,000 shares of the common stock of the Company (the “Fund Shares”), or 37.6% of the issued and outstanding shares of the Company as of March 31, 2009.  On May 1, 2008, prior to Mr. Flemming’s appointment to the Board of Directors, the Company entered into an agreement with the General Partner (the “Stock Purchase Agreement”) to purchase the Fund Shares for an aggregate of $15,000,000.  The Fund Shares were acquired in two separate closings, with the final closing occurring on December 30, 2008.  Pursuant to the Agreement, the Company agreed to reimburse the General Partner with respect to its expenses associated with the purchase of the Fund Shares, which expenses of $83,612 were reimbursed to the General Partner on December 30, 2008.  Mr. Flemming was appointed as a director of the Company pursuant to the terms of the Stock Purchase Agreement, which Agreement provides the General Partner with the right to appoint one representative to the Company’s Board of Directors for so long as the Funds own at least 10% of the issued and outstanding shares of the Company.  See “Security Ownership of Principal Shareholders and Management.”

From time to time the Bank may make loans to directors and executive officers.  Under the Bank’s loan policy, any loan to a director or executive officer would be made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and not involve more than the normal risk of collectability.  Any loan to a director or executive officer must be approved in advance by the Bank’s Board of Directors with the interested director not present during the discussion or voting regarding the loan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION TO THE BOARD AS DESCRIBED ABOVE IN PROPOSAL 1.

PROPOSAL 2:    AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE

THE NUMBER OF AUTHORIZED COMMON SHARES

Our Board of Directors has unanimously approved a resolution, subject to shareholder approval, to amend Article Four of our Articles of Incorporation.  The amendment would increase the number of shares of common stock we are authorized to issue to 30,000,000 shares.  Our Articles of Incorporation currently authorize the issuance of up to 10,000,000 shares of common stock.  As of March 31, 2010 there were 3,987,631 shares of our common stock outstanding and no shares of our preferred stock outstanding.

Each share of our common stock entitles its holder to one vote per share, except that our shareholders have cumulative voting rights with respect to the election of directors.  Holders of our common stock are entitled to receive dividends as and when declared by our board of directors from time to time out of funds legally available for the payment of dividends. The holders of our common stock are entitled to share pro rata in the distribution of the remaining assets of our company, subject to the right of the holders of our outstanding preferred stock, if any, upon liquidation, dissolution or winding-up.  The holders of our common stock have no preemptive, subscription, redemption or sinking fund rights.

The proposed amendment to the Articles of Incorporation of Manhattan Bancorp has been unanimously approved by our Board of Directors.  The increase in the capitalization of Manhattan Bancorp will assure that an adequate number of authorized but unissued shares are available for Manhattan Bancorp in the future to, among other things, effect potential acquisitions, raise additional equity capital, fulfill its obligations under its existing stock and any future stock option plans, and to use such additional shares for future stock dividends or stock splits.

If the amendment to the Articles of Incorporation is approved, Manhattan Bancorp will also have greater flexibility in the future to issue shares in excess of those presently authorized, without the expense and delay of a special shareholders’ meeting.  If the Board deems it in the best interests of Manhattan Bancorp and its shareholders to issue additional shares in the future, the Board will have the authority to determine the terms of the issuance and, generally, would not seek further authorization by vote of the shareholders unless authorization is required by applicable law or regulations.  Pursuant to the Articles of Incorporation of Manhattan Bancorp, the Board of Directors has authority to determine the relative rights of the common stock and preferred stock of Manhattan Bancorp, including voting, conversion, liquidation and dividends rights and sinking fund provisions.  Should the Board desire to issue additional shares in the future, such issuance of additional shares could dilute the voting power of a person seeking control of Manhattan Bancorp, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by the Board.  We have no knowledge that any persons intends to effect such a transaction.

Approval of the amendment to Manhattan Bancorp’s Articles of Incorporation requires the affirmative vote of a majority of shares of common stock that are issued and outstanding as of March 31, 2010.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2

PROPOSAL 3:    APPROVAL OF THE MANHATTAN BANCORP 2010 EQUITY COMPENSATION PLAN

Introduction

On March 25, 2010 the Board of Directors approved and adopted the Manhattan Bancorp 2010 Equity Incentive Plan (the “2010 Plan”), subject to the approval of the Company’s shareholders.  The 2010 Plan provides for the issuance of both “incentive” and “nonqualified” stock options to officers and employees, and of “nonqualified” stock options to non-employee directors, of the Company and its subsidiaries.  The tax consequences of both types of options are described below.  The 2010 Plan also provides for the issuance of restricted stock awards and other types of equity-based compensation awards to these same classes of eligible participants, which awards may be granted on such terms and conditions as are established by the Board of Directors in its discretion, or by a committee designated by the Board.

The following description is intended to highlight and summarize the principal terms of the 2010 Plan.  For further information, shareholders are referred to the copy of the 2010 Plan which is available for inspection at the Company’s administrative office.

Purpose

The 2010 Plan is intended to (i) encourage selected employees and directors of the Company to acquire a proprietary and vested interest in the growth and performance of the Company; (ii) generate an increased incentive for participants to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of all shareholders; and (iii) enhance the ability of the Company and its subsidiaries to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.  The 2010 Plan is also designed to provide additional flexibility with respect to types of equity compensation awards to enable the Company to remain competitive in the marketplace.

Shares Subject to the Plan

The maximum number of shares to be issued under the 2010 Plan is 444,348 shares of our authorized and unissued common stock (11.1% of our outstanding shares at March 31, 2010).  The number of shares which may be issued under the 2010 Plan is subject to adjustment for stock splits and dividends. The maximum number of shares available under the 2010 Plan covers both restricted stock awards, stock options and other types of equity-based compensation awards to be granted under the 2010 Plan, and is in addition to options covering 726,942 shares outstanding under the Company’s 2007 Stock Option Plan at March 31, 2010 (“2007 Plan”).   Upon approval of the 2010 Plan by the Company’s shareholders, the 2007 Plan will be terminated with respect to the grant of new options so that only the 2010 Plan will remain in place for the grant of future equity awards.  Options granted and still outstanding under the 2007 Plan will not be affected.

While Management recognizes the possible dilutive effect of the 2010 Plan on our shareholders, it believes that, on balance, such dilutive effect will be outweighed by the incentive to be provided by this program, which is important to the success of the Company and should indirectly benefit all of its shareholders.  All shares subject to any option which remain unpurchased at the expiration of such option, or shares subjected to restricted stock awards or other types of equity-based compensation awards which are forfeited by the participant, become available again for purposes of the 2010 Plan.

Administration of the Plan

The 2010 Plan provides that it shall be administered by the Board of Directors, provided the Board may, in its sole discretion, delegate such power and authority over the administration of the 2010 Plan to a committee composed of not less than three directors of the Company.  The Board or the committee shall select from the eligible class and determine the individuals who shall receive options, restricted stock awards or other types of equity-based compensation awards.

Eligibility

All directors and officers and employees of the Company and its subsidiaries will be eligible for participation in the 2010 Plan.  However, only officers or employees of the Company are eligible to receive incentive stock options (“ISOs”).  (See “Federal Income Tax Consequences—Incentive Stock Options.”)  Directors who are not also employees or officers are eligible to receive only non-qualified options restricted stock awards or other types of equity-based compensation awards.  As of the date of this proxy statement, approximately 53 persons would qualify as eligible participants, including eight non-employee directors and five executive officers.  Options to employees are granted at the discretion of the Board based on the recommendations of the Chief Executive Officer.

Stock Options

Option Price; Method of Exercise.  The purchase price of stock subject to each option shall be not less than 100% of the fair market value (determined under any reasonable valuation method) of such stock at the time such option is granted.  As to any Incentive Stock Option granted to an optionee who, immediately before the option is granted, beneficially owns more than 10% of the outstanding stock of the Company, the purchase price shall be at least 110% of the fair market value of the stock at the time such option is granted.  The purchase price of any shares must be paid in full in cash at the time of the purchase, or pursuant to a “cashless” exercise in which the optionee designates and instructs a brokerage firm to sell the stock in the market as soon as the Option is exercised, the stock is delivered to the brokerage firm, and the portion of the sale proceeds representing the exercise price is delivered to the Company.

Exercisability; Term of Options.  Options shall be exercisable in such installments and upon such conditions as the Board of Directors shall determine.  However, the aggregate fair market value (determined as of the date of grant) of Incentive Options granted to any one individual which are first exercisable during any one calendar year cannot exceed $100,000.  Options will expire on such date as the Board or the Committee may determine, but in no event may any option expire later than ten years from the date of grant.  In the case of an ISO granted to an optionee who, immediately before the option is granted, owns or controls more than 10% of the Company’s outstanding stock, the term of the option is limited to five years.

Non-Transferability; Exercise Following Death.  Options under the 2010 Plan will not be assignable by the optionee during the optionee’s lifetime.  In the event of the death of the optionee, the option may be exercised within one year after the date of such death by the person or persons to whom his or her rights under the option shall have passed by will or by the laws of descent and distribution.

Exercise After Cessation of Employment; Disability.  If an optionee’s employment with or service as a director of the Company ceases for any reason other than the optionee’s death, disability or cause, the optionee shall have the right, subject to earlier termination by reason of expiration of the option, to exercise the option at any time within the next 30 days, to the extent the option was exercisable as of the date the optionee ceased to be employed by or to serve as a director of the Company.  In the case of disability, the same rule applies for a one-year period.  If an optionee’s employment by or service as a director of the Company is terminated for cause, his or her option shall expire immediately, unless the Board of Directors waives such expiration as provided in the 2010 Plan.

Restricted Stock Awards

Restricted stock awards consist of non-transferable shares of our common stock, for no cash consideration or for such amount as the Board in its discretion shall determine, either alone or in addition to other awards granted under the 2010 Plan. The provisions of restricted stock awards need not be the same with respect to each recipient.  The Board may provide for the lapse of the transfer restrictions (also referred to as the vesting of the award) over a period of not more than ten years, or may accelerate or waive such restrictions, in whole or in part, based on service, performance or other criteria determined by the Board.  Awards may also be “performance-based,” so that the vesting or lapse of restrictions is conditioned upon the attainment of specified company, group or division performance goals or other criteria, which need not be the same for all participants. Except as otherwise determined by the Board, upon termination of employment or service as a director for any reason during the restriction period, any portion of a restricted stock award still subject to restriction will be forfeited by the participant and reacquired by the Company.  If the recipient has paid cash for the award, the stock will be repurchased at the same price originally paid by the recipient.  The Board shall determine at the time of granting any restricted stock award whether the recipient will have any voting or dividend rights with respect to the shares prior to the lapse of the restrictions.

Stock Appreciation Rights

Stock appreciation rights entitle participants to receive upon exercise an amount equal to the increase in the value of a specified number of shares the Company’s stock over a specified time period.  SARs may be granted for periods of up to ten years, and the Board shall establish the vesting of the SAR upon grant.  SARs may be granted to participants either alone or in addition to other awards and may, but need not, relate to a specific option. A stock appreciation right related to an option, or the applicable portion thereof, will terminate and no longer be exercisable upon the termination or exercise of the related option.  The Board or committee shall specify at the time of grant that the value of the SAR shall be paid in cash, in shares reserved under the 2010 Plan, or a combination of both, or that the recipient can choose the method of payment at the time of exercise.

Phantom Stock

Phantom stock entitles participants to receive, upon the vesting of shares of phantom stock, an amount equal to the fair market value of the Company’s stock on the date on which the phantom stock vests and the aggregate amount of cash dividends paid with respect to the Company’s stock during the period commencing on the date the phantom stock was granted and ending on its vesting.  The Board will establish a vesting date or dates upon the grant of the phantom stock, which shares can vest at the end of a specified period or upon the occurrence of a specific event such as attainment of a certain age, achievement of certain performance goals, or termination of employment.

Terminating Events

In the event of a “terminating event” as defined in the 2010 Plan, all outstanding options under the 2010 Plan shall become exercisable in full, all restricted stock awards and other equity-based compensation awards shall become fully vested, and all outstanding options shall terminate upon a terminating event if not exercised within a specified period of time, unless such options or awards are assumed by the successor corporation or substitute options or awards are granted.  Under the 2010 Plan, a terminating event includes: (i) the acquisition of more than 50% of the value or voting power of the Company’s stock or that of the Bank by a person (including an entity) or group; (ii) the acquisition in a period of twelve months or less of at least 35% of the Bank’s or the Company’s stock by a person or group; (iii) the replacement of a majority of the Bank’s or the Company’s Board in a period of twelve months or less by directors who were not endorsed by a majority of the current Board members; or (iv) the acquisition in a period of twelve months or less of 40% or more of the Company’s assets by an unrelated entity.

Adjustments Upon Changes in Capitalization

In the event of certain changes in the outstanding common stock of the Company, without receipt of consideration by the Company, through reorganizations, mergers, recapitalizations, reclassifications, stock splits, stock dividends, stock consolidations, or otherwise, appropriate and proportionate adjustments shall be made in the number or class of shares and the purchase price per share as to options or awards which may be granted or have been granted.

Duration of the Plan

The Board of Directors, without further approval of the shareholders, may at any time terminate the 2010 Plan, but such termination shall not adversely affect any options or awards granted prior thereto without the consent of the participant.  If the 2010 Plan is not so terminated by the Board of Directors, it will terminate by its own terms on March 25, 2020.

Amendment of the Plan

The Board of Directors of the Company reserves the right to suspend, amend or terminate the 2010 Plan and, with the consent of the participant, to make such modification of the terms and conditions of his or her option or award as it deems advisable, except that the Board may not: increase the maximum number of shares which may be purchased pursuant to options or awards granted under the 2010 Plan; change the minimum exercise price for options; increase the maximum term of options provided for in the 2010 Plan; expand the types of awards which may be issued under the 2010 Plan; or permit options or awards to be granted to anyone other than directors, officers or employees of the Company or a subsidiary, without obtaining the approval of shareholders of the Company within twelve months of adopting any such amendment.

New Plan Benefits; Future Awards Under the 2010 Plan

As of the date hereof, the Company has not approved the grant of any awards under the 2010 Plan and is not currently considering any specific award grants under the 2010 Plan other than as described below.

Pursuant to the employment agreement between the Company and Deepak Kumar, the Company has agreed to grant to Mr. Kumar, the Company’s President and Chief Executive Officer,  no later than July 31, 2010, and subject to the approval of the 2010 Plan by the Company’s shareholders, options to purchase 80,000 shares of the Company’s common stock at an exercise price equal to the greater of the tangible book value per share of the stock and the fair market value of the stock on the date of grant of such option; provided, however, the number of shares issuable upon the exercise of options may be decreased in accordance with the terms of Mr. Kumar’s employment agreement, in which event Mr. Kumar would receive restricted stock awards in lieu of the decreased option shares so that the total of option awards and restricted stock awards to be granted to Mr. Kumar out of the 2010 plan would cover an aggregate of 80,000 shares of the Company’s common stock.   Mr. Kumar previously received a grant of options to purchase 40,000 shares of the Company’s common stock under the terms of his employment agreement, which options were granted pursuant to the 2007 Plan.  Any options granted pursuant to Mr. Kumar’s employment agreement will be for a term of ten years and will vest in three equal installments over a period of three years, with the first such installment to vest one year from the date of grant.   Any grant of restricted stock under Mr. Kumar’s employment agreement will vest in three equal installments over a period of three years, with the first such installment to vest one year from the date of grant.  Mr. Kumar will pay no consideration with respect to the equity awards he is to receive under his employment agreement.   See “Executive Compensation—Employment Agreements.”

The Company has agreed to grant to Kyle Ransford, the Company’s Chairman of the Board, pursuant to the terms of his employment agreement, and subject to the approval of the 2010 Plan by the Company’s shareholders, options to purchase 57,450 shares of the Company’s common stock at an exercise price equal to the greater of the tangible book value per share of the Company’s common stock and the fair market value of the common stock on the date of grant of such option.   Further, Mr. Ransford’s employment agreement provides that in the event the Company enters into the distressed asset management business, Mr. Ransford will be granted a restricted stock award for 100,000 shares of the Company’s common stock.  As of the date hereof, the Company has not determined whether to enter into the distressed asset management business so it is unknown whether Mr. Ransford will receive the award of restricted stock under the 2010 Plan.  Any options granted to Mr. Ransford under his employment agreement will be for a term of ten years and will vest over a period of not less than three years with the first installment to vest one year from the date of grant, and with subsequent installments vesting as determined by the Company.  Any award of restricted stock made to Mr. Ransford under his employment agreement shall vest in three equal installments over a period of three years with the first such installment to vest one year from the date of grant and with subsequent installments vesting two and three years thereafter, with such vesting contingent upon Mr. Ransford’s continued employment with the Company as of the vesting date and subject to the satisfaction of certain additional vesting conditions with respect to the performance of the distressed asset management business.  See “Executive Compensation—Employment Agreements.”

Other than the specific grants of awards described above pursuant to Mr. Kumar’s and Mr. Ransford’s employment agreements as set forth above, and other than one specific grant of options to purchase 10,000 shares that is anticipated to be made to one new non-executive officer employee of the Company, no additional grants under the 2010 Plan are currently contemplated. Further, no specific amount of shares under the 2010 Plan has been allocated to any particular group of persons, including executive officers, directors or non-executive officer employees.

The last sales price of the common stock of the Company on March 24, 2010 was $6.75 per share.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2009, with respect to options outstanding and available under our 2007 Plan, which as of that date was the Company’s only equity compensation plan other than an employee benefit plan meeting the qualification requirements of Section 401(a) of the Internal Revenue Code:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance

Equity compensation plans approved by security holders	686,942	$9.42	45,847

Federal Income Tax Consequences

The following summary is a general discussion of certain expected federal income tax consequences arising to optionees, restricted stock award recipients or recipients of other equity-based compensation awards under the 2010 Plan.  This summary does not discuss all aspects of federal income taxation which may be relevant to a particular participant subject to special tax treatment under the federal income tax laws and does not discuss any aspect of state, local or foreign tax laws.  No assurance can be given that the tax treatments described herein will continue to apply.

Incentive Stock Options.  No federal income tax is imposed on the optionee upon the grant or exercise of an ISO, except that upon exercise the optionee will recognize alternative minimum taxable income, as described below.  Assuming the optionee complies with specified “holding period” requirements imposed by the Code and meets certain other requirements necessary to qualify the option as an ISO, the optionee will be entitled for federal income tax purposes to treat any profit realized upon disposition of the stock as a capital gain rather than as ordinary income, and the Company will not be entitled to a deduction.  If all applicable ISO requirements are met, upon exercise the optionee will recognize as alternative minimum taxable income the amount by which the fair market value of the stock upon exercise exceeds the option exercise price.  Alternative minimum taxable income forms the basis for the alternative minimum tax, which may apply depending on the amount of the computed “regular tax” of the employee for that year.  Under certain circumstances the amount of alternative minimum tax is allowed as a carry forward credit against regular tax liability in subsequent years.  If the “holding period” requirements are not met, the optionee will realize compensation taxable as ordinary income rather than capital gain, and the Company may claim a deduction for compensation paid at the same time and in the same amount as the compensation income recognized by the optionee.  Capital gains are currently taxed at a lower rate than ordinary income.

Non-Qualified Stock Options.  No federal income tax is imposed on the optionee upon the grant of a non-qualified stock option.  Upon exercise of a non-qualified option, under present law the optionee will recognize ordinary taxable income (as opposed to a capital gain) and the Company will be entitled to a deduction in the amount by which the fair market value of the stock upon exercise exceeds the option exercise price.  Such ordinary income may be subject to the maximum personal income tax rate.  In the case of an employee, such income also constitutes “wages” and thus withholding is required under federal law.  Upon subsequent disposition of such shares, assuming such shares have been held for long enough to qualify for capital gains treatment, the optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon such disposition and the fair market value of such shares at the time of exercise.  As stated above, capital gains are currently taxed at a lower rate than ordinary income.

Restricted Stock Awards.  No federal income tax is imposed on a recipient at the time shares of restricted stock are granted, nor will the Company be entitled to a tax deduction at that time. Instead, when either the transfer restriction or the forfeiture risk lapses, typically on the vesting date, the recipient will recognize ordinary income in an amount equal to the fair market value of the shares of restricted stock over the amount, if any, paid for such shares.  If the individual chooses to make a Special Tax 83(b) election, the spread must be reported as ordinary income and is based on the fair market value of the restricted shares (minus the amount paid for the shares, if any) at the time of the award (rather than at the time of vesting).  The election must be made (and filed with the IRS) within 30 days of the award.  The holding period for capital gains purposes would begin at the time of the award, and gain made upon a future sale would be capital gain.  There would be no immediate tax consequence when the shares vest.  However, if an individual who made a Special Tax 83(b) election and paid any required tax in the year of the award were later to forfeit the restricted shares (for example, by leaving the Company before the shares vested), he or she would not would not be entitled to a refund for the taxes paid, but would be able to treat the forfeiture of the stock as a sale of the stock at a (capital) loss.  At the time the recipient recognizes ordinary income with respect to shares issued pursuant to a restricted stock award, the Company will be entitled to a corresponding deduction.

Stock Appreciation Rights.  No federal income tax is imposed on the recipient upon the grant of an SAR. When the recipient exercises the SAR or otherwise receives the payout, the recipient recognizes ordinary income for federal income tax purposes in an amount equal the cash and/or the fair market value of common stock payable upon such exercise.  The Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the recipient.

Performance Awards and Phantom Stock Awards.  Generally, a holder of a performance award or phantom stock award will not recognize income when the award is granted, unless the performance award or phantom stock award vests immediately and has no substantial restrictions or limitations.  If the performance award or phantom stock award vests only upon the satisfaction of certain performance criteria, a holder will generally recognize ordinary income only when such awards vest and any restrictions regarding forfeiture are removed.  The Company will generally be allowed to deduct from its taxes the amount of ordinary income an optionee must recognize.

Board of Directors’ Recommendation and Required Vote

Approval of the 2010 Plan requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock.  The directors and executive officers of the Company, owning or controlling an aggregate of 1,891,430 voting shares(25) or approximately 47.4% of the Company’s outstanding common stock as of the Record Date, are expected to vote in favor of approval of the 2010 Plan.

The directors and executive officers recognize that they have a personal interest in this matter but they strongly believe that the approval of the 2010 Plan is in the best interests of the Company and its shareholders because they feel that the 2010 Plan will be helpful in enabling the Company to continue to provide meaningful incentives to encourage directors, officers and employees to remain with the Company, and to attract new qualified directors and employees in today’s competitive market.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3

(25)	Does not include shares which may be acquired upon the exercise of stock options.

PROPOSAL 4:    RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

It is the current intention of Manhattan Bancorp’s Audit Committee to retain Vavrinek, Trine, Day & Co., LLP as independent auditors of Manhattan Bancorp for the current year, and the Company is requesting that its shareholders ratify this appointment.  Vavrinek, Trine, Day & Co., LLP conducted the audit for the year ended December 31, 2009 and 2008.  A representative of Vavrinek, Trine, Day & Co., LLP is expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Audit Committee pre-approves all audit and permissible non-audit services to be performed by Manhattan Bancorp’s independent auditors.  Manhattan Bancorp’s independent auditor may provide only those services pre-approved by the Audit Committee.  The Audit Committee annually reviews and pre-approves the audit, review, attest and permitted non-audit services to be provided during the next audit cycle by Manhattan Bancorp’s independent auditor.  To the extent practicable, at the same meeting, the Audit Committee also reviews and approves a budget for each of such services.  The term of any such pre-approval is for the period of the annual audit cycle, unless the Audit Committee specifically provides for a different period.

Services proposed to be provided by Manhattan Bancorp’s independent auditor, which have not been pre-approved during the annual review, and the fees for such proposed services, must be pre-approved by the Audit Committee.  Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the Audit Committee. The Audit Committee may not delegate its responsibilities to pre-approve services performed by Manhattan Bancorp’s independent auditor to management.

The aggregate fees billed by Vavrinek, Trine, Day & Co., for the fiscal years ended December 31, 2009 and 2008 were as follows:

	2009	2008
Audit fees	$75,500	$65,500
Audit related fees	14,695	0
Tax fees	6,000	5,000
All other fees	22,576	0
Total:	$117,771	$70,500

RECOMMENDATION OF THE BOARD OF DIRECTORS

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Act of 1934, except to the extent Manhattan Bancorp specifically incorporates this Report by reference therein.

The Audit Committee assists the Company’s Board of Directors in its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Manhattan Bancorp. The Audit Committee advises the Board of Directors in the selection, evaluation and replacement of independent auditors to the Board of Directors, and approves all non-audit services and fees for audit and non-audit services charged by the independent auditors.  The members of the Audit Committee are “independent directors” as defined by NASD listing standards.  The Audit Committee has discussed with the independent auditors their independence from management of Manhattan Bancorp, including the matters in the written disclosures required by Independence Standards Board Standard No 1, which were provided to the Audit Committee.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 Form 10-K”) filed with the Securities and Exchange Commission, as well as the unaudited financial statements filed with the Company’s quarterly reports on Form 10-Q during 2009.  The Audit Committee also met and discussed with the independent auditors the matters required to be discussed by Statements on Accounting Standards (SAS) No. 114.  These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements.

The Audit Committee also met and discussed with the independent auditors issues related to the overall scope and objectives of the audit, internal controls, the specific results of any audit investigations and reviews, and critical accounting policies. The Audit Committee’s Charter was reviewed and deemed effective.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 2009 Form 10-K filed with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Manhattan Bancorp

Larry S. Murphy, Chairman

Christopher J. Growney

Chris W. Caras, Jr.

PROPOSAL 5:    OTHER MATTERS

Management does not know of any matters to be presented at the Meeting other than those set forth above.  However, if another matter properly comes before the Meeting, it is the intention of the persons named in the accompany proxy to vote said proxy in accordance with the recommendation of the Board of Directors and authority to do so is included in the proxy.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Shareholders interested in submitting a proposal for inclusion in Manhattan Bancorp’s proxy statement for the annual meeting of shareholders in 2011, must submit the proposal so it is received by Manhattan Bancorp at its principal executive offices no later than December 18, 2010 in a form that complies with applicable regulations.  Proposals by shareholders should be sent to the attention of the Corporate Secretary of Manhattan Bancorp at 2141 Rosecrans Avenue, Suite 1160, El Segundo, California 90245.

ANNUAL REPORT ON FORM 10-K

UPON WRITTEN REQUEST OF ANY SHAREHOLDER SOLICITED HEREBY, MANHATTAN BANCORP WILL PROVIDE, WITHOUT CHARGE, A COPY OF MANHATTAN BANCORP’S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  REQUESTS SHOULD BE DIRECTED TO DEAN FLETCHER, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, 2141 ROSECRANS AVENUE, SUITE 1160, EL SEGUNDO, CALIFORNIA 90245.

DATED: April 16, 2010	MANHATTAN BANCORP

/s/ Deepak Kumar
Deepak Kumar
President and Chief Executive Officer

IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE.  WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY STATEMENT AS PROMPTLY AS POSSIBLE.  PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

Manhattan Bancorp

ANNUAL MEETING OF SHAREHOLDERS

MAY 27, 2010

The undersigned shareholder of Manhattan Bancorp (the “Company”) hereby nominates, constitutes and appoints Stephen P. Yost, Chris W. Caras, Jr., and J. Grant Couch, Jr., and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all the stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 27, 2010 at 6:00 p.m. and at any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present as follows:

1.	Election of Directors. To elect the Ten (10) persons named below to serve until the 2011 Annual Meeting of Shareholders and until their successors are elected and have qualified:

Chris W. Caras, Jr., Harry W. Chenoweth, J. Grant Couch, Jr., John D. Flemming, Patrick E. Greene, Christopher J. Growney, Deepak Kumar, Larry S. Murphy, Kyle A. Ransford, Stephen P. Yost

	☐ AUTHORITY GIVEN		☐ AUTHORITY WITHELD

If you wish to withhold authority to vote for some but not all of the nominees named above, you should check the box marked “Authority Given” and you should enter the name(s) of the nominee(s) with respect to whom you wish to withhold authority to vote in the space provided below:

2.

Approval of Amendment to Articles of Incorporation. Approving the Amendment to the Articles of Incorporation of the Company to increase the authorized shares of its common stock from ten million shares to thirty million shares.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Approval of the 2010 Manhattan Bancorp Equity Incentive Plan. Approving the 2010 Manhattan Bancorp Equity Incentive Plan, as described in the accompanying proxy statement.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Ratification of Appointment of Independent Public Accountant. The ratification of Vavrinek, Trine, Day & Co., LLP as independent public accountant for the Company for the 2010 fiscal year.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE SIGN AND DATE

The Board of Directors recommends a vote of “authority given” on Proposal 1, and “FOR” on Proposals 2, 3 and 4.  This proxy shall be voted in accordance with the recommendations of the Board of Directors unless a contrary instruction is indicated, in which case the proxy shall be voted in accordance with such instructions.  In all other matters presented at the meeting, if any, this proxy shall be voted in accordance with the recommendations of the Board of Directors.

This proxy is solicited on behalf of the Company’s Board of Directors and may be revoked prior to its exercise by filing with the corporate secretary of the Company an instrument revoking this proxy or a duly executed proxy bearing a later date, or by appearing in person and voting at the meeting.

Dated: , 2010

(Number of Shares)

(Please print your name)

(Signature of Shareholder)

(Please print your name)

(Signature of Shareholder)

(Please date this proxy and sign your name as it appears on the stock certificate. Executors, administrators, trustees, etc. should give their full titles. All joint owners should sign.)

☐ I/We plan to attend the Shareholders’ Meeting

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY.